                                                CONFIDENTIAL TREATMENT REQUESTED

                                                                    Exhibit 10.7

     This agreement ("Agreement") is made this 19th day of May, 1992 by and between Nitinol Medical Technologies, Inc., a Delaware corporation ("NMT") having its principal place of business at 175-P New Boston Street, Woburn, MA 01801 and C.R. Bard Inc., a New Jersey corporation by its division, Bard Radiology ("Bard"), which division has its principal office at 10115 Highway 142, Covington, GA 30209.

                                    RECITALS

     WHEREAS, NMT has developed a vena cava filter made of nitinol and a delivery system, collectively called the Simon Nitinol Filter (the "SNF"), obtained a United States patent covering the SNF, regulatory permission to market the SNF, and commenced the manufacture and distribution of the SNF in the United States and other parts of the world;

     WHEREAS, NMT and Bard desire that Bard, which distributes devices to interventional radiologists and surgeons, be the distributor in the United States and certain other parts of the world of the SNF and such other NMT designed devices as the parties may hereafter mutually agree;

                                   AGREEMENT

     NOW THEREFORE, in consideration of the premises and the mutual covenants and benefits herein set forth, the parties agree as follows:

     1. Product. "Product" shall include (a) the SNF and any changes,
        -------
improvements or modifications thereto; and (b) any other vena cava filter and delivery system for vena cava filters which NMT may develop. The SNF presently consists of two separate sterile kits packaged as one unit. One kit contains the nitinol wire vena cava filter device pre-loaded in its storage tube and packaged together with its preassembled delivery system. The other kit contains the introduction catheter, dilator catheter, guidewire, venepuncture needle and scalpel. The SNF comes in three different configurations, one for femoral delivery, one for jugular delivery and one for antecubital delivery. The SNF shall be designated in all labeling and advertising as the "Simon Nitinol Filter".

     2. Territory. The "Territory" shall be the United States. In addition, the
        ---------
Territory includes Canada, Mexico, Puerto Rico, Brazil, Denmark, Norway, Sweden and Australia, provided, however, that NMT may in the future, on sixty (60) days prior written notice, exclude from the Territory any such non U.S. countries in which Bard or its affiliates are not actively engaged in or actively taking steps to engage in distributing the Product.

     3. Distributorship. NMT hereby appoints Bard as the exclusive distributor
        ---------------
of the Product in the Territory.

     4. Representations and Warranties.
        ------------------------------

     (a) NMT represents and warrants that:

     (i) NMT is duly incorporated and validly existing under Delaware law and has full power and authority to enter into this Agreement; this Agreement has been duly authorized by all requisite corporate action and, when fully executed and delivered will constitute the valid and binding agreement of NMT, enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws -affecting the enforcement of creditors' rights generally and rules or laws concerning equitable remedies.

     (ii) NMT is and shall at all times during the term of this Agreement be the principle owner of U.S. Patent 4,425,908, (the "Simon Patent"). NMT is not aware of any references which appear to invalidate the Simon Patent or of any patent which would appear to present an infringement problem for the Simon Patent, nor is NMT a party to any lawsuit or have any claims of infringement been asserted against NMT alleging in whole or in part that the Simon Patent or any other Proprietary Rights (as hereinafter defined) infringe any other proprietary or intellectual property rights anywhere in the Territory.

     (iii) All Products marketed by NMT have been accepted by the United States Food and Drug Administration ("FDA") by the procedure known as 510(k). NMT, to the best of its knowledge, has filed with the FDA all "MDR's" required to be filed pursuant to the United States Food and Drug Act, as amended, and the rules and regulations thereunder ("Act"). Any change, improvement or modification of any Product which could affect the safety or efficacy of any Product has been submitted to the FDA in form of 510(k) notification, and all such filings have been accepted by the FDA. The Product is being lawfully marketed in compliance with the Act and the rules and regulations of the FDA.

     (iv) NMT has legal right to the Product and can validly request distribution of the Product by Bard.

     (v) No product liability claim has been made or threatened against NMT.

     (vi) NMT is not currently a party to any agreement or understanding, oral or written, which would conflict with the rights herein granted to Bard.

     (b) Bard represents and warrants that Bard Radiology is a division of C. R. Bard Inc., with full power and authority to enter into this Agreement, and that this Agreement when duly executed and delivered will be a valid and binding agreement of C. R. Bard Inc., enforceable

                                                CONFIDENTIAL TREATMENT REQUESTED

in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and rules or law" concerning equitable remedies. Bard is not currently a party to any agreement or understanding, oral or written which would conflict with its obligations to NMT pursuant to this Agreement.

     5. Term.
        ----

     (a) This Agreement shall commence on the date hereof and shall end five years from the date hereof, and shall be renewable by Bard at its option for an additional five-year term, and for additional five year terms thereafter. Reference in this Agreement to the "First Term" shall be to the first five year term; reference to the "Renewal Term" shall be to the second five year term; reference to the "Additional Renewal Terms" shall be to the five-year terms subsequent to the Renewal Term; and reference to the "Term" shall be to the First Term, the Renewal Term and to all Additional Renewal Terms. To exercise its options to renew Bard shall give written notice of renewal to NMT not later than six (6) months prior to the expiration of the First Term or the Renewal Term or any Additional Renewal Term.

     (b) If Bard determines not to renew, NMT will accept returns from Bard of Product XXXXXXXXXX, not to exceed the quantity purchased by Bard from NMT during the six (6) months prior to the date of termination; and Bard will agree to furnish NMT with customers list, list of sales to each customer, and other non-confidential sales materials and marketing information.

     6. Price and Payment. NMT will sell Product to Bard at a price (the "Sales
        -----------------
Price") that is the XXXXXXXX of such XXXXXXXX to XXXXXXXX in effect in the United States on the date of sale (the "SLP") XXXXXXXX, provided, that the Sales
                                                        --------
Price for the first 1,890 SNFs during the first 12 Month Period (as hereinafter defined) of this Agreement shall be the SLP XXXXXXXX, and provided further, that
                                                          ----------------
after the first 12 month Period of this Agreement and at all times thereafter the Sales Price for those Products which in any 12 Month Period are purchased by Bard and are in excess of 35% of the published IMS America for vena cava filters for the immediately preceding 12 Month Period, shall be the SLP XXXXXXXX, and the resulting decrease in SLP shall be credited to Bard's subsequent purchases of the Product. The initial SLP of the SNF shall be XXXXXXXX. Payment will be net 30 days from date of shipment, with interest at XXXXXXXX per month for late payments.

     7. Advance Payments; Minimum Payments. Bard shall make advance payments and
        ----------------------------------
minimum payments to NMT as follows:

     (a) Bard shall make three advance payments of XXXXXXXX each to NMT to be credited against purchases of the Product during the Term hereof for an aggregate amount of

                                                CONFIDENTIAL TREATMENT REQUESTED

XXXXXXXX (the "Advance Payment"). The three installments of the Advance Payment shall be made on the date of signing of this Agreement, upon receipt and acceptance by Bard of the first order of the Product and upon the receipt and acceptance by Bard of the second order of the Product, provided, however, that if not earlier paid pursuant hereto the full payment shall be made by Bard on the first day of the second month after the signing of this Agreement. As used herein the "12 Month Period" shall mean the twelve month period commencing on the first day of the month in which Bard makes its first commercial sale of Product anywhere in the Territory and ending on each twelve-month anniversary thereof. If Bard fails to notify NMT in writing of the date of such first commercial sale within ninety days of the date thereof, the date shall be deemed to be 30 days after the date of this Agreement. NMT shall, until the Advance Payment has been fully repaid, at Bard's option either credit Bard with XXXXXXXX or pay Bard XXXXXXXX in cash for each SNF purchased by Bard from NMT in excess of the following specified minimums:

(i) XXXXXXXX during the second 12 Month Period;

(ii) XXXXXXXX during the third 12 Month Period;

(iii) XXXXXXXX during the fourth 12 Month Period;

(iv) XXXXXXXX during the fifth 12 Month Period and each 12 Month Period thereafter.

In the event that the Advance Payment is not fully repaid on expiration, nonrenewal or termination of this Agreement, NMT shall pay Bard XXXXXXXX per month thereafter until the Advance Payment is fully amortized and repaid in full.

     (b) During the Term of this Agreement if Bard's purchases of SNF's from NMT fall below the following specified minimum purchases of SNFs for sale in the United States, NMT as its sole and exclusive remedy shall be entitled to render Bard's appointment hereunder non-exclusive and Bard shall be relieved of any further Minimum Payments and the Sales Price shall be adjusted to be the greater of (i) the XXXXXXXX or (ii) the XXXXXXXX as that XXXXXXXX in the XXXXXXXX that XXXXXXXX and Bard shall not be liable to NMT or to any third party for any loss, damage or claim arising out of Bard's failure to purchase the specified minimum purchases. Any purchases above the specified minimum purchases in any 12 Month period shall be credited to the minimum purchases for any other 12 Month Period. Any such purchases applied to any other 12 Month Period for achieving Specified Minimums shall be eligible only one time (at the actual time of purchase) for computation of the amount of repayment of the Advance Payment due.

                                                CONFIDENTIAL TREATMENT REQUESTED

                      Specified Minimums
                      ------------------

(i)     XXXXXXXX during the first 12 Month Period;

(ii)    XXXXXXXX during the second 12 Month Period;

(iii)   XXXXXXXX during the third 12 Month Period;

(iv)    XXXXXXXX during the fourth 12 Month Period;

(v)     XXXXXXXX during the fifth 12 Month Period;

(vi)    XXXXXXXX during the sixth 12 Month Period;

(vii) XXXXXXXX during the seventh 12 Month Period, and each 12 Month Period thereafter; provided, however, that before such right to render Bard's
            --------  -------
appointment non-exclusive shall become effective, NMT shall give written notice of failure to meet the specified minimum provided in this section 7(b) and Bard may, within 60 days thereafter, purchase enough SNF's to enable it to keep such right to distribute Products in the Territory.

        (c) Specified minimums for any 12 Month Period may be reduced as follows: (i) If there is a decline in any year in the IMS reported total Market for vena cava filters then the Specified Minimum for such following 12 Month Period shall be reduced by the same percentage as such decline; (ii) if sales by Bard are adversely affected by (A) failure of NMT to deliver product as required by this Agreement, (B) action of the FDA against NMT, (C) a competitive nitinol vena cave filter being successfully marketed in the Territory, (D) any action by a third party infringing the Proprietary Rights anywhere in the Territory or any action brought against Bard alleging infringement of a third party's proprietary or intellectual property rights by the Proprietary Rights or (E) any unusual and dramatic adverse incident involving SNF, then the specified minimum for the relevant 12 Month Period shall be reduced to the extent that such adverse events have affected sales. Bard shall, on or before the end of each 12 Month Period advise NMT in writing stating its intention to reduce the specified minimum for such 12 Month Period and specifying the cause of such reduction, the amount of such reduction and any other relevant facts with respect thereto. If NMT disagrees with the facts or the amount of such reduction, the parties shall negotiate with respect thereto, and if they are unable to resolve said dispute within thirty days, they shall submit the disagreement to arbitration in New York in accordance with Section 23(1) hereof, with the added requirements that the arbitration shall take place within 60 days after the end of the relevant 12 Month Period; that a single arbitrator shall be selected; that each party shall be limited to a single space six-page affidavit; a double spaced six-page written argument and a half-hour oral argument.

        8. Shipping, Packaging, Specifications, Labeling, and Shelf Life
           -------------------------------------------------------------

        (a) Product shall be shipped FOB Covington Ga. Shipment will be made by regular ground transportation. At the request of Bard, NMT will ship second day, air, expedited air, etc., FOB point of shipment.

        (b) Packaging will be not less than the quality presently employed by NMT. Packaging shall at all times be able to pass the NSTA standard shipping test. Each shipment shall be accompanied by a certificate of sterilization and certificate of compliance stating that appropriate inspection and testing has confirmed compliance to all specifications prepared in connection with any filing with the FDA or submitted to the FDA or any regulatory authority (hereinafter, the "Specifications") for the Products in the shipment.

        c) The parties hereto agree to mark each SNF package in the United States with "U.S. Patent No. 4,425,908." The parties further agree to mark each SNF package and to require its distributors in foreign countries to mark each SNF package with the name "Simon Nitinol Filter, a registered trademark of Nitinol Medical Technologies, Inc." and further to mark each Product with appropriate patent and trademark notices as reasonably required by the other party and pursuant to the laws of the United States or any foreign country in which SNF packages or other Products are sold. Color of package and labeling may be designated by Bard.

        9. Purchase Orders and Forecasts. Not less than forty-five days prior to
           -----------------------------
the last day of each calendar quarter during the Term, Bard shall provide to NMT a purchase Order in the form described in the next paragraph with respect to the purchase of all the Products to be delivered hereunder to Bard during the following quarter and a nonbinding rolling forecast of the number of Products to be delivered by NMT pursuant hereto during the four immediately following quarters.

Bard's purchase orders shall be in the form attached hereto, provided, however,
                                                             --------  -------
that this Agreement shall prevail if there is a conflict between it and said purchase order, it not being the intent of the parties hereto to enlarge, reduce or change any representation, warranty or covenant set forth in this Agreement and shall refer to this Agreement and shall contain the following information:

        (a) model number and a description of each Product ordered;

        (b) quantity of each Product ordered;

        (c) requested delivery dates for each Product;

        (d) per unit purchase price as determined in accordance with this Agreement; and

        (e) shipping instructions.

NMT shall be obligated to accept any Purchase Order for the Products submitted by Bard hereunder which conforms to the terms hereof, except that NMT may not be required to deliver in any quarter a number of any Product which exceeds 125% of the number of such Product which Bard forecast it would require in such quarter in the most recent previous forecast submitted by Bard pursuant hereto.

        10. Insurance. At all times during the Term, NMT shall maintain product
            ---------
liability insurance with a carrier reasonably approved of by Bard in the amount of not less than $2,000,000 per occurence and $2,000,000 in the aggregate. Bard shall be a named insured on such policy which policy shall provide that Bard shall receive thirty days' prior written notice from the carrier of any material change therein or cancellation, and shall receive a certificate of such insurance within (90) days of the date of this Agreement. At the present time the carrier for NMT's product liability insurance is National Union Fire Insurance Company of Pittsburgh, Policy No. GLA 460 690 5 RMA.

        11. Warranty. NMT assumes liability for any Product not meeting the
            --------
Specifications, as follows. If any Product does not meet the Specifications or has been otherwise rendered worthless or useless of its value (a) through no fault or neglect of Bard or (b) through no cause which could be insured against or (c) not by reason of expiration of shelf life, then NMT shall at its cost furnish Bard with new Product as replacement within sixty days. All other warranties are hereby expressly disclaimed including, but not limited to, any implied warranties of merchantability, or fitness for a particular purpose. NMT shall not be liable for any incidental or consequential loss, damage or expense including loss of profit directly or indirectly arising from the sale or use of Product other than replacement of it. NMT neither assumes nor authorizes any other person to assume for it any other or additional liability or responsibility in connection with the Product.

        12. Changes.  NMT reserves the right, from time to time, to make such
            -------
changes in the type, model or design of Product as may be deemed necessary or desirable, provided, however, that any changes in Specifications of Product
           --------  -------
shall be made only upon consultation between and reasonable approval of the parties.

        13. Covenants of NMT. In addition to the other duties obligations and
            ----------------
agreements provided for in this Agreement, NMT agrees that:

        (a) The Product shall be manufactured in conformity with the engineering plans and specifications currently in effect as such plans and specifications may be amended from time to time in accordance with Paragraph 12. NMT will make all filings with the FDA required by the Act by reason of any changes, improvements or modifications of Product which could affect the safety or efficacy of any Product. NMT shall be responsible to ensure that all Products shipped to Bard shall be free from defects in material, workmanship and packaging, meet the Specifications and will be in accordance with "good manufacturing practices" as required by the Food and Drug Administration and other applicable rules and regulations. NMT shall, at its sole cost and expense, replace any products that are not in conformity with the plans and Specifications provided by NMT.

        (b) NMT shall be responsible for any resubmission that may be required by the FDA for NMT to obtain FDA Pre Market Approval in lieu of the 510(k) heretofore received, or for any other similar requirement of the FDA.

        (c) NMT shall be responsible for documenting and establishing shelf life of Product, currently three years.

        14. Covenants of Bard. Bard agrees that during the Term of this
            -----------------
Agreement it will:

        (a) Provide support necessary to obtain sales of and services for Product throughout the Territory;

        (b) maintain an adequate inventory of Product in the Territory;

        (c) exert reasonable efforts to promote sales of Product to interventional radiologists, surgeons, and other potential users in a professional manner in compliance with all laws in the Territory, including, at its own expense, such advertising and promotional efforts as are necessary or appropriate to so promote such sales;

        (d) Bard will, at its own expense, use reasonable efforts to obtain approvals by any regulatory agencies that may be required to sell Product in each foreign country within the Territory. NMT at its own expense will provide Bard with such technical information, test data and other information and assistance which it has and sign all documents and otherwise cooperate with Bard as may be reasonably requested by Bard or otherwise required to obtain such approval; and

        (e) regularly inform NMT about its sales plans, sales results, market developments, user requirements, activities and prices of competitors, prices charged by it for Product and such other details of Bard's business as NMT may reasonably require but only to the extent that such information is not confidential or proprietary to Bard or to any third party.

        15. Competition.
            ------------

        (a) During the Term of this Agreement, Bard shall not in the Territory make or sell nor assist in making or selling venus filters which are or may be competitive with any Products. For a period of two years after the Term of this Agreement Bard shall not in the Territory make or sell nor assist in making or selling any venus filters made of nitinol which are or may be competitive with any Products made of nitinol.

        (b) Subject to Section 7 hereof, during the Term of this Agreement, NMT shall not in the Territory make or sell nor assist in making or selling devices which are or may be competitive with any Products.

        16. Indemnification.
            ---------------

        (a) NMT will protect, indemnify and hold Bard harmless against any and all claims, actions, disputes or threatened actions (including court costs and reasonable attorneys' fees) asserted by third parties because of any alleged patent infringement. In the event of any such claim or action, the parties shall promptly notify each other and NMT may control the defense of any such litigation, and NMT will promptly pay Bard's cost of defense, including reasonable attorneys' fees. In the event NMT fails to assume the control of the defense of such litigation, Bard may assume the control of the defense of such litigation, and NMT shall abide by the undertaking of indemnification set forth in this Section 16 (a).

        (b) Subject to the provisions of Section 11 hereof, each of the parties
                                         ----------
hereto shall indemnify and hold the other harmless from and against any and all claims, actions, disputes or threatened actions (including court costs and reasonable attorneys' fees) which arise or result from their breach of any representation, warranty or covenant contained in this Agreement.

        (c) NMT shall indemnify and hold Bard harmless from and against any and all claims, actions, disputes and threatened actions (including court costs and reasonable attorneys' fees) which arise under or relate to that certain Manufacturing Agreement dated June 30, 1988 by and between NMT and Lake Region Manufacturing Company, Inc., that certain Technology Purchase Agreement dated April 14, 1987 by and between NMT and Morris Simon, M.D. and/or that certain Assignment dated April 14, 1987 by and between The Beth Israel Hospital Association as assignor and Morris Simon, M.D. as assignee.

        17. Patent Enforcement. NMT may take legal action and recover against
            ------------------
any and all infringers of patents owned by NMT for the Product. Bard shall not be entitled to any damages, recovery or royalties resulting from any such legal action conducted solely by NMT. However, Bard shall have the right to take legal action at its own expense regarding infringements of such patents if NMT takes no action to terminate such infringement within sixty days after notice thereof is given to NMT by Bard. NMT shall cooperate with Bard in such action, at no expense to NMT, and not be entitled to any damages or recovery resulting from any such legal action conducted solely by Bard. Alternatively, the parties may agree to share the expenses of and recovery from any such legal action.

        18. Inventions, Technical Information and Secrecy.
            ---------------------------------------------

        (a) NMT shall advise Bard to the extent NMT has the right to do so of technical information, inventions and improvements of NMT relating to Product and shall incorporate any inventions and/or improvement into the Product with the advice and consent of Bard;

        (b) Bard shall advise NMT to the extent Bard has the right to do so of technical information, inventions and/or suggested improvements of Bard relating to Product;

        (c) Any information furnished or disclosed by either party hereunder is for the sole use of the party receiving such disclosure. Any party receiving confidential information ("Confidential Information") will take such reasonable action to the end that it shall not be disclosed to third parties except insofar as such information:

        (i) was known to the receiving party prior to receipt from the disclosing party;

        (ii) is made public by the party providing the Confidential Information;

        (iii) is received in good faith by the receiving party from any third party;

        (iv) was or is or becomes part of the public domain or known to the trade otherwise than as a consequence of a breach of the obligation here undertaken not to disclose Confidential Information;

        (v) is disclosed as a matter of necessity by the sale of the Products.

        The obligation of confidentiality in this Section 18(c) shall continue after the termination of this Agreement for a period of three years.

        19. First Refusal. Should NMT develop new devices that may be marketed
            -------------
to interventional radiologists and desire to enter into an exclusive distributorship in the United States, it shall disclose the relevant facts to Bard. If Bard wishes to become the exclusive distributor of any such new device, it shall so advise NMT in writing within ninety days after such disclosure. The parties shall then negotiate for one month or such longer period as they may agree, and, at the end of such period, Bard shall advise NMT in writing of its best offer to distribute such new device. Failure to deliver such a letter to NMT shall be deemed a rejection by Bard. Thereafter, NMT may negotiate for an exclusive distributorship for such new device with any third party, but NMT may not enter into a transaction with any third party for the distribution of such new device on a basis less favorable to NMT than said best offer made by Bard. NMT has begun negotiations with another company for a stent for the aorta, accordingly, this section shall not apply to stents for the aorta.

        20. Force Majeure. Subject to the provisions of Section 22 hereof, in
            -------------
the event that the delay or failure of a party to comply with any obligation created by this Agreement is caused by Force Majeure, that obligation shall be suspended during the continuance of the Force Majeure condition. The term "Force Majeure" shall mean any event beyond the reasonable control of the parties, including, without limitation, fire, flood, riots, strikes, epidemics, war (declared or undeclared) and embargoes.

        21. Default and Termination.
            -----------------------

        (a) If either party (the "defaulting party") shall refuse to comply with any material provisions hereof, and if such default shall continue unremedied for sixty days after written notice is given to the defaulting party by the other party (the "other party") of such default, then the other party, after the expiration of said sixty days and for so long as such default shall continue unremedied, may elect at its option to terminate this Agreement by providing a written termination notice to the defaulting party.

        (b) Voluntary or involuntary bankruptcy, receivership or insolvency proceedings filed against either party (the "insolvent party") which are not lifted within sixty days after filing will be valid ground for cancellation of this Agreement by the other party. Such election may be made by notice in writing to the insolvent party or its legal representatives.

        (c) Termination of this Agreement, however effected, shall not affect any rights or obligations of the parties prior to the effective date of such termination; provided, however, that after such expiration, termination or surrender, NMT shall have the right to purchase at cost all Products owned by Bard and, if NMT fails to do so, Bard and its Affiliates shall be entitled to sell such Products anywhere in the Territory.

        22. License.
            -------

        (a) Agreement to Grant. NMT hereby acknowledges that a reliable and
            ------------------
continuous source of supply of the Products is imperative to Bard's successful marketing efforts. Therefore, as a material inducement to the execution of this agreement by Bard, NMT hereby agrees to grant at Bard's sole and exclusive discretion to Bard an exclusive and irrevocable license, with the right to sublicense, under the Proprietary Rights to manufacture, have manufactured, use and sell the Products throughout the Territory. Said grant shall be made only as follows:

                                                CONFIDENTIAL TREATMENT REQUESTED

        A. In the event that NMT shall:

        (i) admit in writing its inability to pay debts generally as they become due;

        (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act;

        (iii) make an assignment for the benefit of its creditors;

        (iv) consent to the appointment of a receiver for itself or for the whole or substantially all of its property;

        (v) on a petition in bankruptcy filed against it, be granted an order for relief; or

        (vi) file a petition or answer seeking reorganization or arrangement or other aid or relief under any bankruptcy or insolvency laws or any other law for the relief of debtors; or

        B. In the event that a court of competent jurisdiction shall enter an order, judgment or decree appointing, without the consent of NMT, a receiver for NMT or the whole or substantially all of its property, or approving a petition filed against it seeking reorganization or arrangement of payor under any bankruptcy or insolvency laws or any other law for the relief of debtors, and such order, judgment or decree shall not be vacated or set aside or stayed within such sixty (60) days from the date thereof; or

        C. In the event that NMT shall become subject to a "Force Majeure" to
                                                            -------------
which Bard is not subject.

        Then, and upon the further condition that the event specified in A, B or C above, and provided further that Bard is not itself in default under this Agreement, renders NMT unable to supply Bard with Products and otherwise perform this Agreement, NMT shall in Bard's discretion and at Bard's request grant Bard a license as hereinafter set forth.

        (b) Grant of License. In the event Bard is entitled to a grant of
            ----------------
license granted under Section 22(a), it shall so notify NMT in writing within
                      -------------
thirty (30) days after Bard's knowledge of an occurence referred to in Section
                                                                       -------
22(a), and pay NMT all amounts outstanding as of the date of notice, and a
- -----
royalty advance of XXXXXXXX reduced by the remaining balance, if any, owing to Bard on the Advance Payment set forth in 7(a). This royalty advance would be recoverable only from amounts due to NMT granted in this license. In the event Bard does so, notwithstanding anything to the contrary contained in this Agreement NMT shall grant Bard a license as provided in Section 22(a). Thereupon
                                                        -------------
NMT's supply obligations shall be completed to the extent possible and then terminated. NMT covenants to furnish to Bard, at Bard's

                                                CONFIDENTIAL TREATMENT REQUESTED

expense, within thirty (30) days after said grant of license to Bard, all technical information, data and know-how in its possession as may be necessary in order for Bard to manufacture or have manufactured the Products.

        (c) Assignability. The right to license granted to Bard pursuant to
            -------------
Section 22(a) is freely assignable in whole or in part to any affiliate of Bard.
- --------------

        (d) Royalty.
            -------

        (i) Rate. In the event Bard elects to utilize the right to license granted under Section 22(a) and in consideration of the rights granted
                      -------------
        hereunder by NMT, Bard covenants to pay to NMT during the remainder of the term of this Agreement a royalty at a rate of XXXXXXXX of Net Sales of any Product which is sold in the Territory.

        (ii) Reduction. Any royalties payable during the term of this Agreement shall be reduced dollar for dollar by: any and all royalties, license fees, or other monies payable to any nonaffiliated third party at any time which may be required under the terms of any license, settlement or judgment or any other agreement or order arising out of or relating to any proprietary rights or technology, the payment of which is otherwise necessary in order for Bard or its Affiliates to use the Proprietary Rights or to manufacture, have manufactured, use or sell the Products; and any and all reasonable costs and expenses (including reasonable attorneys' fees) incurred in defending against a third party's claim for infringement of the Proprietary Rights as provided herein and any and all reasonable costs and expenses (including reasonable attorneys' fees) incurred in taking action against a third party for infringement of the Proprietary Rights as provided herein.

        (e) Payment of Royalties. The royalties, if any payable under this
            --------------------
Agreement shall be payable in United States Dollars and shall be paid quarterly within sixty (60) days following the last day of each calendar quarter following the first commercial sale of any Product by Bard after a grant of license under

Section 22(a).
- -------------

        (f) Royalty Reports. At the time of Bard's remittance of each royalty
            ---------------
payment, Bard shall furnish to NMT a report showing the type and total number of the products sold and or licensed to others by Bard or any Affiliate of Bard utilizing in whole or in part the technology granted by this license during the quarter to which the royalty payment relates, the Net Sales during such quarter and sufficient information from which the royalties payable may be determined. Subject to the provisions here of relating to confidentiality, Bard grants to NMT the right during normal business hours and upon reasonable advance notice to Bard to have an accountant reasonably acceptable to Bard audit Bard's records relating to the Products on which royalties are payable hereunder no more often than once in each calendar year solely for the purpose of ascertaining the truth and accuracy of information contained in royalty reports furnished to NMT by Bard; provided, however, that Bard or its Affiliates shall maintain any such records for a period of time of not less than seven (7) years but nothing herein shall require retention for a period of time longer than that required or suggested under the internal policies of Bard or its Affiliates. The cost of any such audit shall be borne by NMT unless such audit results in a change favorable to NMT, in which event the cost of such audit shall be borne by Bard.

        (g) Bankruptcy. Notwithstanding anything to the contrary contained
            ----------
herein, Bard shall retain all rights given to a licensee under Section 365(n) of the Bankruptcy Code (11 U.S.C. (S)365(n)).

        (h) Definitions. Capitalized terms used in this Section 22 shall have
            -----------                                 -----------
the meanings ascribed to them hereafter:

        (i) Net Sales - shall mean, with respect to the Product, the gross invoiced selling price by Bard or any affiliate of Bard to any non-affiliated third party, less the following offsets and deductions: (i) sales, use or value-added taxes, if included in the gross invoiced selling price; and (ii) freight and handling charges, if included in the gross invoiced selling price; and (iii) relevant customary cash, trade and quantity discounts and rebates actually granted and given by Bard or an affiliate of Bard to customers, including but not limited to administrative fees paid to any group purchasing organization of which the customer is a member; and (iv) allowances, credits and payments for returned Products; provided, however, that in the event the Product, other than SNFs, is sold in kit or in combination with any item which is not covered by the Proprietary Rights, the Net Sales of such Product shall be determined by multiplying the gross invoiced selling price of such kit or combination, less applicable deductions and offsets hereinabove referenced to, by a fraction, the numerator of which shall be Bard's or its affiliate's manufacturing cost or purchase price paid for the item(s) in such kit or combination which are covered by the Proprietary Rights and the denominator of which shall be Bard's or its Affiliate's manufacturing cost or purchase price paid for all items contained in such kit or combination.

        (ii) Proprietary Rights - shall mean and include: United States applications for letters patent covering the Product, any continuation, continuation-in-part or divisional application thereof, all know-how contained therein and all patents issuing thereon; and, a royalty free license to use the trademark, Simon Nitinol Filter in the United States (or in other parts of the Territory if NMT shall have good and proper title to such trademark in such other parts of the Territory).

        (iii) Valid Claim - Valid Claim shall mean a claim of an unexpired patent included in the Proprietary Rights so long as such claim has not been held invalid in an unappealable decision by a court of competent jurisdiction.

        (iv) Term - Notwithstanding the provisions of Section 5 of this Agreement and in the event that Bard receives a license pursuant to this
        Section 22, this Agreement shall continue to run from the date of notice of exercise and remain in full force and effect for ten (10) years or until the date of expiration of any patent directed toward the SNF, whichever is later.

        23. Miscellaneous.
            -------------

        (a) Notices. All required or permitted notices shall be in writing and
            -------
may be personally served upon an officer of the served party or may be deposited in the United States mail, postage prepaid, registered or certified, and sent by facsimile (fax) to the other party at the address set forth above or at such other and additional address as may be given by notice. Any notice personally served or mailed as set forth above shall be deemed to have been given on the date of personal delivery or the date such notice was deposited in the United States mail as set forth above.

        (b) Governing Law. This Agreement shall be governed by, construed and
            -------------
interpreted in accordance with the laws of the state of Delaware.

        (c) Assignment. Neither party shall assign this Agreement or any of its
            ----------
respective duties and obligations hereunder without the prior express written consent of the other party, provided, however, that this Agreement may be
                            --------  -------
assigned by Bard to any of its Affiliates or by,either party to any company that is the successor to all or substantially all of the business and property of such party relating to the Product.

        (d) Merger. This Agreement contains the entire understanding between the
            ------
parties hereto relating to the Product, and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged in this Agreement and shall be of no further force and effect.

        (e) Amendments and Waivers. Waiver at any time and by any party of
            ----------------------
strict performance of any provision of this Agreement shall not constitute, shall not be deemed to be a waiver of and shall not prejudice such party's right to require strict performance of the same provision or of any other provision of this Agreement and the terms of this Agreement may only be supplemented or modified by written amendment executed by all parties hereto.

        (f) Binding Effect. This Agreement shall be binding upon and shall inure
            --------------
to the benefit of the parties hereto and their respective successors and assigns.

        (g) Severability. In the event any provision of this Agreement shall be
            ------------
determined by a court of competent jurisdiction as unenforceable under applicable law, that provision shall, at the election of the party for whom the benefit of the provision is intended, be deleted, but the remaining provisions of this Agreement shall remain in full force and effect.

        (h) Independent Contractors. The parties hereto are independent
            -----------------------
contractors and nothing contained in this agreement shall be deemed or construed to create the relationship of partnership or joint venture or any association or relationship between the parties other than that of buyer and seller. Neither party is authorized to enter into any commitment on behalf of the other.

        (i) Titles and Subtitles. All titles and subtitles used in this
            --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        (j) Counterparts. This Agreement may be executed in two or more
            ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        (k) Survival of Warranties. The warranties, representations and
            ----------------------
covenants of the parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement.

        (l) Arbitration. Any controversy or claim arising out of or relating to
            -----------
this contract, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

        IN WITNESS WHEREOF, the undersigned have hereunto set their hand and seal as of the date first above mentioned.

                                NITINOL MEDICAL TECHNOLOGIES, INC.



                                By:\s\ C. Leonard Gordon
                                   -------------------------------------
                                    C. Leonard Gordon
                                    Chief Executive Officer


                                C.R. BARD, INC.


                                By:\s\ Benson F. Smith
                                   -------------------------------------
                                    Benson F. Smith
                                    Vice-President

                                                CONFIDENTIAL TREATMENT REQUESTED

                                   AMENDMENT
                                   ---------

THIS AMENDMENT is made this 1st day of February 1993 by and between Nitinol Medical Technologies, Inc., a Delaware corporation ("NMT") having its principal place of business at 175-P New Boston Street, Woburn, Massachusetts 01801 and C.
R. Bard, Inc., a New Jersey corporation, by its division Bard Radiology ("Bard") which division has its principal office at 10115 Highway 142, Covington, Georgia 30209.

                                    RECITALS
                                    --------

        WHEREAS, the parties entered into an agreement dated May 19, 1992 for marketing of the Product by Bard (the "Agreement");

        WHEREAS, the parties desire to clarify certain aspects of the Agreement;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and benefits herein set forth, the parties agree as follows:

1.      DISTRIBUTORSHIP.  The following is added as a second sentence to Section
        ---------------                                                  -------
3, Distributorship: "NMT further appoints Bard as the exclusive sales
- -
representative for the sale of the Product in the Territory until such time as Bard is able to act as distributor, and it is intended by the parties that so long as Bard acts as a sales representative any reference herein to any sale(s) made by Bard, sale(s) to Bard or purchase(s) by Bard and any correlative forms shall be deemed for purposes of this Agreement to apply to sales to any customer of the Product made by NMT in the Territory while Bard acts as a sales representative. Bard shall use commercially reasonable efforts to make commercial sales in the Territory as a distributor on or before April 30, 1993."

2.      PRICE AND PAYMENT.  The first seven (7) lines of Section 6 of the
        -----------------                                ---------
Agreement and the words, "further, that...", in the eighth line are deleted in
                          -------
their entirety and replaced with the following text:

        "6.  PRICE AND PAYMENT.  NMT will sell Product to Bard at a price (the
             -----------------
        "Sales Price") that is the XXXXXXXX of such Product XXXXXXXX in effect in the United States on the date of sale (the "SLP") XXXXXXXX, provided
                                                                       --------
        that the Sales Price for the XXXXXXXX after the date of this Agreement shall be the SLP XXXXXXXX and that the Sales Price for the XXXXXXXX, after the XXXXXXXX, shall be the SLP XXXXXXXX (provided, however, that
                                                       --------  -------
        if NMT ships the Product no later than ten (10) business days after receipt of the relevant purchase order from Bard and complies at all times with its obligations hereunder, then, for every day subsequent to April 30, 1993 that Bard fails to commence as the distributor for Products in the United States, XXXXXXXX shall be added to the XXXXXXXX during which time the Sales Price is SLP XXXXXXXX). Where Bard acts as a sales representative the percentage amount off the SLP shall constitute commission payable to Bard. After the first 12 Month Period of this Agreement and at all times...".

                                                CONFIDENTIAL TREATMENT REQUESTED

3.      ADVANCE PAYMENTS; MINIMUM PAYMENTS.  The following proviso shall be
        ----------------------------------
added to the end of the third sentence of Section 7(a): "; provided, however,
                                          ------------
that the 12-Month Period described in Section 7(a)(i) shall commence April 1,
                                      ---------------
1994 and the 12-Month Period described in Section 7(b)(i) shall commence April
                                          ---------------
1, 1992."

4.      FURTHER AGREEMENTS.  (a)  The SNFs described in Section 6, as amended
        ------------------
hereby, will include six hundred seventy (670) SNFs for inventory, and Bard will use its reasonable efforts during the term of the Agreement to maintain a three-month inventory of SNFs.

        (b) Upon execution of this Amendment Bard will pay the following invoices:

                August 26, 1992      71 Filters                XXXXXXXX
                October 30, 1992     35 Filter Components      XXXXXXXX
                                     40 Catheter Sets          XXXXXXXX
                November 2, 1992     12 Filters                XXXXXXXX
                                                               --------
                                                               XXXXXXXX

5.   FULL FORCE.  Except as expressly amended hereby, the terms and conditions
     ----------
of the Agreement remain in full force and effect.

     IN WITNESS WHEREOF the undersigned have hereunto set their hand and seal as of the date first above mentioned.

                                              NITINOL MEDICAL TECHNOLOGIES, INC.



                                              By:\s\ C. Leonard Gordon
                                                 -------------------------------
                                                                  C.E.O.

                                              C. R. BARD, INC.


                                              By:\s\ Burt Mirsky
                                                 -------------------------------

                                                CONFIDENTIAL TREATMENT REQUESTED

                                Amendment No. 2

          This Amendment is made as of this 1st day of October 1995 to that certain Agreement dated May 19, 1992 and amended on February 1, 1993 by and between Nitinol Medical Technologies, Inc., a Delaware corporation ("NMT") having its principal place of business at 175-P New Boston Street, Woburn, MA 01801 and C. R. Bard, Inc., a New Jersey corporation by its division, Bard Radiology ("Bard"), which division has its principal office at 13183 Harland Drive North East, Covington GA 30209.

1.     Advance Payments.  Section 7(a) of the Agreement is amended to read in
                          ------------
full as follows:

       (a) Pursuant to the Agreement Bard has made the Advance Payment in the amount of XXXXXXXX to NMT. As used herein, the "12-Month Period" shall mean the twelve-month period which commenced on April 1, 1994 and ending on each twelve-month period anniversary thereof. To the date of this Amendment, NMT has at Bard's option, either credited Bard with XXXXXXXX or paid Bard XXXXXXXX in cash for each SNF purchase by Bard in excess of specified minimums.

The parties do hereby agree that from and after the date first above written NMT shall, at Bard's option, either credit Bard with XXXXXXXX or pay Bard XXXXXXXX in cash for each SNF purchased by Bard from NMT in excess of the purchase of Two Thousand Five Hundred Thirty-Three (2,533) SNFs in the second 12-Month Period and such credit or payment shall continue until the principal amount of the Advance Payment shall have been repaid in full. Bard shall not be obliged to meet any further minimum purchases to obtain the credit or payment described in this Amendment, and Subsections 7(a)(i) through (iv) of the Agreement are
                    -------------------         ----
expressly deleted.

Upon repayment of the principal amount of the Advance Payment, NMT shall pay to Bard interest calculated as follows: The amount of the Advance Payment outstanding that exists at that point in the time when then principal amount would have been repaid if done at XXXXXXXX multiplied by a fraction, the numerator of which is the difference between the number of months beyond the date the principal would have been repaid at XXXXXXXX and the actual number of months to final repayment of principal at XXXXXXXX and the denominator of which is 12 months; The product of this calculation shall be multiplied by XXXXXXXX and the resulting total shall be paid by NMT to Bard within 30 days of the final principal repayment. For example, if the Advance Payment would have been repaid by March 1996 at XXXXXXXX, but instead is repaid in January 1997 at XXXXXXXX, and the principal balance at March 1996 is XXXXXXXX, then NMT would pay Bard XXXXXXXX.

In the event that the Advance Payment is not fully repaid on expiration, nonrenewal or termination of this Agreement, NMT shall pay Bard XXXXXXXX per month thereafter until the Advance Payment is fully amortized and repaid in full upon which date NMT shall pay the interest computed as above and each month in which XXXXXXXX is paid shall count as an additional month in the numerator.

2. Except as expressly amended hereby all other provisions of the Agreement remain in full force and effect in accordance with their terms.

       IN WITNESS WHEREOF, the undersigned have hereunto set their hand and seal as of the date first above mentioned.

                                              NITINOL MEDICAL TECHNOLOGIES, INC.



                                         By:  \s\ C. Leonard Gordon
                                              ----------------------------------
                                              C. Leonard Gordon
                                              Chief Executive Officer



                                              C. R. BARD, INC.



                                         By:  \s\ Burt S. Mirsky
                                              ----------------------------------
                                              Burt S. Mirsky
                                              Vice President and General Manager

                                      -2-